EXHIBIT 21 - SUBSIDIARIES

                                                          State or Other
                                                           Jurisdiction
       Subsidiary                                        of Incorporation

Cosco Fire Protection, Inc. -A                            California
Environmental Energy Company                              California
Firetrol Protection Systems, Inc.                         Utah
Gary Concrete Products, Inc. -A                           Georgia

HL Capital Corp.                                          California
Lynx Golf, Inc.                                           California
Lynx Golf (Canada) Ltd. -B                                Ontario, Canada
Lynx Golf (Scotland) Limited -B                           United Kingdom

National Energy Production Corporation                    Washington
NEPCO of Australia, Inc. -C                               Washington
NEPCO of Canada, Inc. - C                                 Delaware
NEPCO of Ford Heights, Inc. -C                            Illinois

NEPCO of Fulton Heights, Inc. -C                          Illinois
NEPCO of Pakistan, Inc. -C                                Washington
Nuevo Camino Constructors Co.                             California
Operational Energy Corp. -C                               California

Pakistan Construction Services, Inc.                      Delaware
Sanitary-Dash Manufacturing Co., Inc.                     Delaware
Sharyn Steam, Inc.                                        California
ZED Erection Services of Thailand, Inc.                   Delaware

Zurco, Inc.                                               Delaware
Zurn (Cayman Islands), Inc.                               Delaware
Zurn Constructors, Inc.                                   California
Zurn Export, Inc.                                         U.S. Virgin Islands

Zurn Industries Limited                                   Ontario, Canada
Zurn Industries (Thailand) Company Limited                Thailand
Zurn Thailand of Delaware, Inc.                           Delaware

A-Subsidiary of Zurn Constructors, Inc.
B-Subsidiary of Lynx Golf, Inc.
C-Subsidiary of National Energy Production Corporation










                                      -55-